Exhibit 99.1
Contact:
Steven Pollema
eLoyalty Corporation
(847) 582 7100
ir@eloyalty.com
eLoyalty Reports Strong Third Quarter 2006 Results
eLoyalty Reports 25% Increase in Services Revenue and $5.1 million Increase in Net Income,
Compared to the Second Quarter 2006
Lake Forest, IL, November 8, 2006 — eLoyalty Corporation (Nasdaq: ELOY), a leading enterprise Customer Relationship Management services and solutions company, today posted third quarter financial results for the period ended September 30, 2006.
For the third quarter of 2006, total revenue was $25.9 million and, on a GAAP basis, the net loss was $0.0 million. The net loss available to common shareholders was $0.05 per share. On a non-GAAP basis, eLoyalty realized “Adjusted Earnings1” income of $1.9 million for the third quarter of 2006 (a $5.7 million sequential improvement). For a reconciliation of Adjusted Earnings income to GAAP Operating loss, see the accompanying schedule.
The following is a summary of revenue by major component:

	Three Months Ended		Nine Months Ended
(000’s)	09/30/2006	10/01/2005	09/30/2006	10/01/2005
Revenue:
Consulting services	$11,137	$12,176	$32,517	$35,195
Managed services	8,348	4,109	19,470	14,556

Services revenue	19,485	16,285	51,987	49,751

Product	5,165	4,092	11,002	7,814
Reimbursed expenses	1,266	930	3,104	2,845

Total revenue	$25,916	$21,307	$66,093	$60,410

Highlights
eLoyalty focuses on two emerging market niches: Behavioral AnalyticsTM and Cisco’s Converged IP for Contact Centers (“CIPCC”). The Company’s significant achievements in the third quarter of 2006 include:
•	Strong Total Revenue Growth
•	26% sequential growth
•	22% year over year increase

•	Significant P&L Improvement
•	$1.9 million of Adjusted Earnings
•	$5.7 million sequential improvement in Adjusted Earnings
•	Record CIPCC Quarter
•	50% sequential growth in Consulting services revenue
•	14% sequential increase in Managed services revenue
•	Solid Behavioral Analytics™ Progress
•	528% sequential revenue growth and 1,193% year over year growth
•	Closed 3 new assessments — two with very large insurance companies and one with one of the country’s 5 largest HMOs
•	Record Managed Services Performance
•	Record $8.3 million in Managed services revenue (41% sequential growth and 103% year over year growth)
•	Record 72 total Managed services clients
Deferred Revenue
eLoyalty deferred revenue of $2.7 million during the third quarter of 2006 related to Behavioral Analytics ™ contracts and CIPCC multi-element contracts. The Company recognized $2.0 million of previously deferred revenue during the quarter. Of this amount, $1.2 million reflected a cumulative adjustment for Behavioral Analytics ™ subscription and deployment revenue that had been previously deferred until a specific project deliverable had been provided to the client.
As of September 30, 2006, the Company had deferred revenue of $7.3 million related to Behavioral Analytics ™ contracts and CIPCC multi-element contracts. It is anticipated that $2.5 million of this deferred revenue will be recognized over the next twelve months.
Impact of Vendor Product Resale Incentives Programs
eLoyalty earns marketing incentives from Cisco related to sales of certain Cisco products. The Company recorded $1.9 million of these incentives as a reduction to Cost of Product in the third quarter of 2006. Of this amount, $1.7 million is related to Product sales made during the period of February 2006 through July 2006, for which payment will be received in the fourth quarter of 2006. The remaining amount is related to Product sales made in August and September of 2006, for which payment is expected in the second quarter of 2007.
The future amount of these incentives may fluctuate significantly based on a number of factors, including, the volume of Product sales and the nature of Cisco’s incentive program.
Current Business Outlook
Beginning with the fourth quarter of 2006, eLoyalty intends to provide guidance only for Services revenue, as Product revenue from the sale of third-party software and hardware can fluctuate substantially between periods and is not a primary focus of the Company’s business model.

The Company’s goal is to achieve the mid-point of its guidance, and not to be above the top or below the bottom range of this guidance by more than 5%.
The Company’s guidance for the fourth quarter of 2006 is to achieve Services revenue in the range of $19.0 million to $20.0 million.
Conference Call Information
eLoyalty management will host a conference call at 5:00 p.m. EDT on Wednesday, November 8, 2006. A webcast of the conference call and slide presentation will be available live via the Internet at the Investor Relations section of eLoyalty’s web site at http://www.eloyalty.com/investor/ where this press release, as well as other financial information that will be discussed on that call, is also available. For those who cannot access the live broadcast, or the continued availability on eLoyalty’s website, a replay of the conference call will also be available beginning approximately two hours after the call is completed until November 22, 2006 by dialing (800) 642-1687 or, for international callers, (706) 645-9291. To access the replay, participants will be required to enter the Conference ID of 9676955.
About eLoyalty eLoyalty is a leading management consulting, systems integration, and managed services company focused on optimizing customer interactions. With professionals throughout North America and an additional presence in Europe, eLoyalty offers a broad range of enterprise CRM services and solutions that include creating customer strategies; defining technical architectures; improving sales, service and marketing processes; and selecting, implementing, integrating, supporting and hosting best-of-breed CRM and analytics software applications. eLoyalty is focused on growing and developing its business through two primary Service Lines: Behavioral Analytics™ and Converged Internet Protocol Contact Center Solutions. For more information about eLoyalty, visit www.eloyalty.com or call 877-2ELOYAL.

1 eLoyalty presents non-GAAP “Adjusted Earnings” results and reconciliation to GAAP results because management believes the Adjusted Earnings measure provides investors with a better understanding of the results of eLoyalty’s operations, which focuses on cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities. The Adjusted Earnings measure reflects eLoyalty’s resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted Earnings measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.
Safe Harbor Statement
Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in eLoyalty’s Form 10-K and other filings with the U.S. Securities and Exchange Commission. Such information contained herein represents management’s best judgment as of the date hereof based on information currently available. eLoyalty does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

eLoyalty Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except per share data)

	For the		For the
	Three Months Ended		Nine Months Ended
	September 30,	October 1,	September 30,	October 1,
	2006	2005	2006	2005
Revenue:
Services	$19,485	$16,285	$51,987	$49,751
Product	5,165	4,092	11,002	7,814

Revenue before reimbursed expenses (net revenue)	24,650	20,377	62,989	57,565
Reimbursed expenses	1,266	930	3,104	2,845

Total revenue	25,916	21,307	66,093	60,410
Operating Expenses:
Cost of services	14,232	11,860	42,864	36,841
Cost of product	3,208	2,538	7,924	5,622

Cost of revenue before reimbursed expenses	17,440	14,398	50,788	42,463
Reimbursed expenses	1,266	930	3,104	2,845

Total cost of revenue, exclusive of depreciation and amortization shown below:	18,706	15,328	53,892	45,308
Selling, general and administrative	6,406	5,173	18,761	15,496
Severance and related costs	385	(104)	730	411
Depreciation and amortization	641	1,467	1,718	4,773

Total operating expenses	26,138	21,864	75,101	65,988

Operating loss	(222)	(557)	(9,008)	(5,578)
Interest income (expense) and other, net	224	100	483	253

Income (loss) before income taxes	2	(457)	(8,525)	(5,325)
Income tax (provision) benefit	(6)	10	(57)	11

Net loss	(4)	(447)	(8,582)	(5,314)
Dividends related to Series B preferred stock	(366)	(367)	(1,098)	(1,105)

Net loss available to common stockholders	$(370)	$(814)	$(9,680)	$(6,419)

Basic net loss per common share	$(0.05)	$(0.12)	$(1.45)	$(1.00)

Diluted net loss per common share	$(0.05)	$(0.12)	$(1.45)	$(1.00)

Shares used to calculate basic net loss per share	6,792	6,710	6,694	6,414

Shares used to calculate diluted net loss per share	6,792	6,710	6,694	6,414

Noncash compensation included in individual line items above:
Cost of services	$438	$300	$1,051	$867
Selling, general and administrative	611	348	1,561	1,139
Severance and related costs	—	(25)	—	(25)

Total noncash compensation	$1,049	$623	$2,612	$1,981

eLoyalty Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share and per share data)

	September 30,	December 31,
	2006	2005
ASSETS:
Current Assets:
Cash and cash equivalents	$13,248	$17,851
Restricted cash	303	524
Short-term investments	—	4,000
Receivables (net of allowances of $93 and $188)	13,227	10,801
Prepaid expenses	5,512	3,661
Other current assets	3,402	202

Total current assets	35,692	37,039
Equipment and leasehold improvements, net	4,615	3,131
Goodwill	2,643	2,643
Intangibles, net	1,051	1,181
Other long-term assets	4,008	1,234

Total assets	$48,009	$45,228

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities:
Accounts payable	$3,876	$1,974
Accrued compensation and related costs	3,992	3,102
Unearned revenue	7,263	3,576
Other current liabilities	4,160	3,046

Total current liabilities	19,291	11,698
Long-term unearned revenue	4,537	864
Other long-term liabilities	54	281

Total liabilities	23,882	12,843

Commitments and contingencies
Redeemable Series B convertible preferred stock, $0.01 par value; 5,000,000 shares authorized and designated; 4,099,234 and 4,099,968 shares issued and outstanding with a liquidation preference of $21,272 and $21,642 at September 30, 2006 and December 31, 2005, respectively	20,906	20,910

Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 8,019,567 and 7,611,915 shares issued and outstanding, respectively	80	76
Additional paid-in capital	144,041	149,949
Accumulated deficit	(137,244)	(128,662)
Accumulated other comprehensive loss	(3,656)	(3,947)
Unearned compensation	—	(5,941)

Total stockholders’ equity	3,221	11,475

Total liabilities and stockholders’ equity	$48,009	$45,228

eLoyalty Corporation
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in thousands)

	For the
	Nine Months Ended
	September 30,	October 1,
	2006	2005
Cash Flows from Operating Activities:
Net loss	$(8,582)	$(5,314)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,718	4,773
Noncash compensation	2,612	1,981
Changes in assets and liabilities, net of effect of acquisition:
Receivables	(2,356)	(1,719)
Prepaid expenses	(5,648)	(651)
Accounts payable	1,892	(241)
Accrued compensation and related costs	(656)	(1,281)
Unearned revenue	7,360	(232)
Other liabilities	1,135	503
Other assets	(2,062)	(529)

Net cash used in operating activities	(4,587)	(2,710)

Cash Flows from Investing Activities:
Interelate acquisition	—	3
Sale of short-term investments	4,000	3,772
Purchase of short-term investments	—	(797)
Capital expenditures and other	(3,071)	(941)

Net cash provided by investing activities	929	2,037

Cash Flows from Financing Activities:
Decrease in restricted cash	221	98
Payment of Series B dividends	(1,464)	(1,480)
Proceeds from exercise of stock options	38	—

Net cash used in financing activities	(1,205)	(1,382)

Effect of exchange rate changes on cash and cash equivalents	260	(342)

Decrease in cash and cash equivalents	(4,603)	(2,397)
Cash and cash equivalents, beginning of period	17,851	20,095

Cash and cash equivalents, end of period	$13,248	$17,698

Supplemental Disclosures of Cash Flow Information:
Cash (paid) refunded for income taxes, net	$—	$(7)

eLoyalty Corporation
CALCULATION OF ADJUSTED EARNINGS MEASURE
(Unaudited and in thousands)

	For the		For the
	Three Months Ended		Nine Months Ended
	September 30,	October 1,	September 30,	October 1,
	2006	2005	2006	2005
GAAP — Operating loss	$(222)	$(557)	$(9,008)	$(5,578)
Add back (reduce) the effect of:
Noncash compensation	1,049	648	2,612	2,006
Severance and related costs	385	(104)	730	411
Depreciation and amortization	641	1,467	1,718	4,773

Adjusted earnings measure — income (loss)	$1,853	$1,454	$(3,948)	$1,612